Exhibit 99.1

Arena Pharmaceuticals Provides Corporate Update and Reports Second Quarter 2017 Financial Results

- Achieved Positive Phase 2 Results for Ralinepag in July, Phase 3 Preparations Underway

- Clinical Results from Additional Phase 2 Programs Expected Over the Next Several Quarters

SAN DIEGO, August 7, 2017 -- Arena Pharmaceuticals, Inc. (Nasdaq: ARNA), a biopharmaceutical company focused on developing novel, small molecule drugs across multiple therapeutic areas, today provided a corporate update and reported financial results for the second quarter ended June 30, 2017.

“We are excited about the continued transformation of Arena in the past quarter, punctuated by the significant results achieved in the Phase 2 trial of ralinepag,” said Amit Munshi, President and CEO of Arena. “With preparations underway for an end of Phase 2 meeting with the FDA for ralinepag, as well as multiple clinical data readouts from our other pipeline programs expected over the next several quarters, we are excited about the opportunity to continue driving shareholder value.”

Pipeline Update

Ralinepag – oral, selective, next generation IP receptor agonist targeting the prostacyclin pathway for the potential treatment of pulmonary arterial hypertension

•	In May, completed a pharmacokinetic and pharmacodynamic study comparing current twice-daily formulation with a new once-daily formulation in healthy volunteers
•	In July, achieved positive Phase 2 results for ralinepag
•	Currently preparing for end of Phase 2 meeting with the FDA; Phase 3 clinical program preparations underway

Etrasimod – orally available next generation sphingosine-1-phosphate (S1P) receptor modulator for the potential treatment of a number of autoimmune diseases

•	Phase 2 study in ulcerative colitis - data readout expected around year-end 2017 to Q1 2018
•	Exploratory Phase 2 studies currently enrolling patients
o	Phase 2 study in dermatological extraintestinal manifestations in patients with inflammatory bowel disease
o	Phase 2 study in pyoderma gangrenosum
•	Phase 2 study in primary biliary cholangitis
o	Expected to initiate in 2017

APD371 – orally available full agonist of the cannabinoid-2 receptor for the potential treatment of visceral pain, specifically pain associated with Crohn’s disease

•	Phase 2 trial currently enrolling patients - data readout expected around year-end 2017 to Q1 2018

Corporate Update

•	Appointed Jennifer Jarrett to the Company's Board of Directors

Financial Update

Second Quarter 2017 Financial Results

•

Revenues totaled $6.5 million, including $2.1 million in net product sales of BELVIQ, $1.8 million in manufacturing support payments from Eisai, and approximately $1.9 million of revenue associated with upfront payments from Boehringer Ingelheim and Axovant collaborations

•	Research and development expenses totaled $17.9 million
•	General and administrative expenses totaled $7.2 million
•	Net loss was $23.6 million, or $0.77 per share

In June 2017, the Company completed a 1-for-10 reverse stock split. All per-share figures in this update, including in the attached tables, have been adjusted to account for the impact of the reverse stock split.

At June 30, 2017, cash and cash equivalents totaled $130.8 million, and approximately 31.8 million shares of Arena common stock were outstanding. This does not include the $162.0 million in net proceeds received through July 28, 2017, for issuing and selling approximately 7 million shares of common stock under an equity financing.

Conference Call & Webcast Information

The Company will host a conference call and live webcast with the investment community today, Monday, August 7, 2017, at 4:30 p.m. ET to discuss the financial results and provide a corporate update.

When: August 7, 2017, 4:30 p.m. ET

Dial-in: (877) 643-7155 (United States) or (914) 495-8552 (International)

Conference ID: 60106084

Please join the conference call at least 10 minutes early to register.

You can access the live webcast under the investor relations section of Arena’s website at:  www.arenapharm.com. A replay of the conference call will be archived under the investor relations section of Arena’s website for 30 days shortly after the call.

About Arena Pharmaceuticals

Arena Pharmaceuticals is a biopharmaceutical company focused on developing novel, small molecule drugs with optimized receptor pharmacology designed to deliver broad clinical utility across multiple therapeutic areas. Our proprietary pipeline includes potentially first- or best-in-class programs for which we own global commercial rights. Our three most advanced investigational clinical programs are ralinepag (APD811) which has completed a Phase 2 trial for pulmonary arterial hypertension (PAH), etrasimod (APD334) in Phase 2 evaluation for multiple autoimmune indications, and APD371 in Phase 2 evaluation for the treatment of pain associated with Crohn's disease. In addition, Arena has collaborations with the following pharmaceutical companies: Eisai Co., Ltd. and Eisai Inc. (commercial stage), Axovant Sciences (Phase 2 candidate), and Boehringer Ingelheim International GmbH (preclinical candidate).

Forward-Looking Statements

Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements may be identified by words such as “will”, “may”, “expect”, “potential” and similar words, and include, without limitation, statements about the significance of clinical data, shareholder value creation, advancement of our pipeline, expected results, anticipated data readouts, planned meetings with the FDA, timing relating to ongoing or intended clinical trials, patient enrollment in ongoing or intended clinical trials, and Arena’s focus, goals, strategy and clinical programs. For such statements, Arena claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Arena's expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the following:  the timing and outcome of research, development and regulatory review is uncertain; enrolling patients in our ongoing and intended clinical trials is competitive and challenging; we expect to need additional funds to advance all of our programs, and you and others may not agree with the manner we allocate our resources; our drug candidates may not advance in development or be approved for marketing; risks related to developing and commercializing drugs; the risk that Arena's revenues are based in part on estimates, judgment and accounting policies, and incorrect estimates or disagreement regarding estimates or accounting policies may result in changes to Arena's guidance or previously reported results; government and third-party payor actions, including relating to reimbursement and pricing; risks related to relying on collaborative arrangements; the entry into or modification or termination of collaborative arrangements; unexpected or unfavorable new data; nonclinical and clinical data are voluminous and detailed, and regulatory agencies may interpret or weigh the importance of data differently and reach different conclusions than Arena or others, request additional information, have additional recommendations or change their guidance or requirements before or after approval; topline data may not accurately reflect the complete results of a particular study or trial; Arena's and third parties' intellectual property rights; results of clinical trials and other studies are subject to different interpretations and may not be predictive of future results; clinical trials and other studies may not proceed at the time or in the manner expected or at all; and satisfactory resolution of litigation or other disagreements with others. Additional factors that could cause actual results to differ materially from those stated or implied by Arena's forward-looking statements are disclosed in Arena's filings with the Securities and Exchange Commission. These forward-looking statements represent Arena's judgment as of the time of this release. Arena disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

Corporate Contact:
Kevin R. Lind
Arena Pharmaceuticals, Inc.
Executive Vice President and
Chief Financial Officer
klind@arenapharm.com
858.210.3636

Media Contact:
Matt Middleman, M.D.
LifeSci Public Relations
matt.middleman@lifescipublicrelations.com
646.627.8384

(Tables Follow)

Arena Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2017	2016	2017	2016
	(unaudited)		(unaudited)
Revenues
Net product sales	$2,059	$4,263	$4,770	$7,781
Other Eisai collaborative revenue	1,781	1,975	3,316	5,201
Other collaborative revenue	1,898	2,249	3,558	4,329
Toll manufacturing	754	1,025	1,472	2,048
Total revenues	6,492	9,512	13,116	19,359

Operating Costs & Expenses
Cost of product sales	1,497	851	4,029	3,279
Cost of toll manufacturing	1,074	1,758	1,993	2,946
Research & development	17,922	18,546	33,433	37,048
General & administrative	7,236	8,465	15,400	15,389
Restructuring charges	—	6,115	—	6,115
Total operating costs & expenses	27,729	35,735	54,855	64,777

Interest & Other Income (Expense)
Interest income	16	105	50	193
Interest expense	(1,538)	(1,619)	(3,108)	(3,298)
Other	(857)	554	(1,316)	(208)
Total interest & other income (expense), net	(2,379)	(960)	(4,374)	(3,313)
Net loss	(23,616)	(27,183)	(46,113)	(48,731)
Less net loss attributable to noncontrolling interest in consolidated variable interest entity	299	—	743	—
Net income (loss) attributable to stockholders of Arena	$(23,317)	$(27,183)	$(45,370)	$(48,731)

Net income (loss) attributable to stockholders of Arena per share:
Basic	$(0.77)	$(1.12)	$(1.66)	$(2.01)
Diluted	$(0.77)	$(1.12)	$(1.66)	$(2.01)

Shares used in calculating net loss attributable to stockholders of Arena per share:
Basic	30,229	24,308	27,371	24,298
Diluted	30,229	24,308	27,371	24,298

Arena Pharmaceuticals, Inc.

Condensed Consolidated Balance Sheet Data

(In thousands)

(unaudited)

	June 30, 2017	December 31, 2016
		[1]
Assets
Cash & cash equivalents	$130,763	$90,712
Accounts receivable	2,404	20,162
Inventory	7,058	6,708
Prepaid expenses & other current assets	3,373	2,307
Land, property & equipment, net	40,997	43,828
Intangibles & other non-current assets	4,770	5,293
Total assets	$189,365	$169,010

Liabilities & Stockholders’ Equity
Accounts payable & accrued liabilities	$9,913	$25,073
Total deferred revenues	32,442	37,455
Total lease financing obligations & other long-term liabilities	64,487	66,087
Total stockholders’ equity	82,523	40,395
Total liabilities & stockholders’ equity	$189,365	$169,010

1 The Condensed Consolidated Balance Sheet Data has been derived from the audited financial statements as of that date.

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